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                                                                    EXHIBIT 10.3

March 5, 2007

Eric Engberg
7716 Summer Ave NE
Albuquerque, New Mexico 87110


Penge Corp
3327 West Wadley, Suite 3-366
Midland, Texas 79707
432-683-8800



To Whom It May Concern:

I Eric Engberg agree to extend my promissory note with Penge Corp (dated September 15, 2006) in the amount of $80,000 on a month to month basis. Either party may call the note due with 30 days notice. The interest rate will be raised to 28% annually for this extension.


Thanks,



PENGE CORPORATION

By: /s/ KC Holmes
    ------------------------------------

Name:    KC Holmes
Title:   President

Date: March 5, 2007


LENDER:

Signature: /s/ Eric Engberg
           -------------------------------------

Name: Eric Engberg


Address: 7716 Summer Ave NE
         Albuquerque, New Mexico 87110

Date: March 5, 2007